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                                                                   Exhibit 10.25

       DESCRIPTION OF EMPLOYMENT ARRANGEMENT BETWEEN OVERHILL FARMS, INC.
                             AND RICHARD A. HORVATH

         Mr. Horvath receives an annual base salary of $140,000 and an automobile allowance of $600 per month. The board of directors determines Mr. Horvath's discretionary bonus based on performance and his contributions to Overhill Farms' success.